EXHIBIT 99.2

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of the acquisition by VHGI Holdings, Inc. of the common stock of Lily Group, Inc. (the “Transaction”) on our historical financial position and our results of operations. The transaction will be accounted for as a stock purchase of Lily Group, Inc. accompanied by issuances of secured and unsecured promissory notes and itsconvertible preferred stock for the total outstanding common shares of Lily Group, Inc.   We have derived our historical financial data from our audited financial statements as of and for the year ended December 31, Readers are urged to carefully review and consider the various disclosures made by us in this Current Report on Form 8-K and in our other reports previously filed with the Securities and Exchange Commission, including our annual reports on Forms 10-K and quarterly reports on Form 10-Q. We have derived the historical financial data for Lily Group, Inc. from its audited financial statements for the period ending December 31, 2011.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 assumes the Transaction was consummated on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 assumes the Transaction was consummated on December 31, 2011. The information presented in the unaudited pro forma condensed consolidated financial statement does not purport to represent what our financial position or results of operations would have been had the Transaction occurred as of the date indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Transaction.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of VHGI Holdings, Inc.  and Lily Group, Inc.

VHGI Holdings, Inc.
Lily Group, Inc.
Proforma Condensed Statement of Operations
For The Twelve Months Ended December 31, 2011

	VHGI	Lily		Proforma	Proforma
	31-Dec-11	31-Dec-11		Adjustments	31-Dec-11
ASSETS

CURRENT ASSETS:
Cash	$13,030	183,709			196,739
Accounts Receivable, net	25,340	-			25,340
Prepaid Expenses	100,874	47,610			148,484
Deposits	29,240	-			29,240
Deferred Charges	90,477	-			90,477
Total Current Assets	258,961	231,319		-	490,280

OTHER ASSETS:
Property and Equipment, net	-	20,700,848	B	24,000,000	42,101,220
			C,D,E	(2,599,628)
Notes Receivable - Related Parties	5,302,621	-	F	(5,243,766)	58,855
Interest Receivable - Related Parties	129,413	-	D	(111,483)	17,930
Mining Lease Rights	1,529,536	-			1,529,536
Other Non-current Assets	-	96,265			96,265
TOTAL ASSETS	$7,220,531	21,028,432		16,045,123	44,294,086

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable	$431,753	5,179,679			5,611,432
Unearned Revenue	47,087	-			47,087
Accrued Payroll and Payroll Taxes	18,794	-			18,794
Other Accrued Liabilities	1,093	242,925	D	(111,483)	132,535
Dividends Payable	33,750	-			33,750
Notes Payable, net of discount	2,393,467	12,141,910	F	(5,243,766)	9,291,611
Notes Payable - Related Parties	3,543,184	-			3,543,184
Accrued Interest	17,774	-			17,774
Accrued Interest - Related Parties	399,595	-			399,595
Derivative Liabilities	2,227,425	-			2,227,425
Stock Subscription Payable	5,299	-			5,299
Total Current Liabilities	9,119,221	17,564,514		(5,355,249)	21,328,486

Secured Promissory Note			B	15,000,000	15,000,000
Unsecured Promissory Note			B	2,000,000	2,000,000
Asset Retirement Obligation	-	934,290			934,290
TOTAL LIABILITIES	9,119,221	18,498,804		11,644,751	39,262,776

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock			B	7,000,000	7,000,000
Preferred stock, Class B	70	-			70
Common stock	97,192	30,000			127,192
Additional Paid-in Capital	9,699,150	3,589,290	C	(3,589,290)	9,599,150
			E	(100,000)
Stock Subscription Receivable	(24,000)	-			(24,000)
Retained Deficit	(11,671,102)	(1,089,662)	C	1,089,662	(11,671,102)
TOTAL STOCKHOLDERS' EQUITY	(1,898,690)	2,529,628		4,400,372	5,031,310
TOTAL LIABILITIES AND STOCKHOLDERS'	$7,220,531	21,028,432		16,045,123	44,294,086
EQUITY

A
The transaction is a stock purchase transaction between VHGI (Purchaser) and Lily (Seller). The consolidated financial statements of the combined entity will include the assets and liabilities and expenses of Lily for the full reporting period.
B
To Record the Stock Purchase Transaction and related fair value adjustments, which are currently estimates and are presented to illustrate the overall effects of the purchase transaction. For purposes of the Proforma presentation, net values are assumed and no goodwill is recognized.
C
To Eliminate the Additional Paid-in- Capital and Accumulated Deficit of Lily.
D
To eliminate the accrued and unpaid interest on the Lily Note Payable to VHGI.
E
To Estimate the Closing Costs Associated with the Transaction.
F
To eliminate the Lily Note Payable to VHGI.

VHGI Holdings, Inc.
Lily Group, Inc.
Proforma Condensed Statement of Operations
For The Twelve Months Ended December 31, 2011

	VHGI		Lily		Proforma	Proforma
	31-Dec-11		31-Dec-11		Adjustments	31-Dec-11

Total Revenue	$499,617		-			499,617

Cost of Sales	(162,776)		-			(162,776)

Gross Profit	336,841		-		-	336,841

OPERATING EXPENSES:
Selling, General and Administrative	(1,486,675)		(927,531)			(2,414,206)

LOSS FROM CONTINUING OPERATIONS	(1,149,834)		(927,531)		-	(2,077,365)

OTHER INCOME (EXPENSES):
Interest Income	176,527		-	D	(111,483.00)	65,044
Loss on Settlement	(116,492)		-			(116,492)
Loss on Impairment of Goodwill	(1,228,856)		-			(1,228,856)
Change in fair value of Derivative Liability	(1,764,527)		-			(1,764,527)
Gain on Disposition	-		-			-
Debt Related Expense	(1,190,965)		-			(1,190,965)
Interest Expense	(156,904)		(33,016)	D	111,483.00	(78,437)
Miscellaneous Income	-		144,985			144,985
Other Income (Expenses)	(4,281,217)		111,969		-	(4,169,248)

NET LOSS BEFORE TAXES	(5,431,051)		(815,562)		-	(6,246,613)
Current Tax Expense	-		-			-
Deferred Tax Expense	-		-			-
NET LOSS	$(5,431,051)		(815,562)		-	(6,246,613)

Basic gain (loss) per common share	$(0.06)					(0.07)

Weighted average number of common shares	87,794,918	B				88,494,918	C

A
The Proforma Statements of Operations Assume the Stock Purchase Transaction took place as of January 1, 2011, Therefore the weighted average number of shares outstanding for the period ending December 31, 2011 equals the number of shares outstanding subsequent to the completion of the Stock Purchase transaction.
B
Earnings per share is computed by dividing the net earnings by the weighted average number of common shares.
C
To reflect the number of shares to be issued pursuant to the Stock Purchase Transaction.
D
Interest Income and Expense Adjustments related to the Lily Note Payable to VHGI.